ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                     OF THE
                                APEX FUND, INC.

         Pursuant to Chapter 302A.131-139 of the Minnesota Business Corporation Act, the Corporation hereby adopts these Articles of Amendment.

         (1)      The name of the corporation is Apex Fund, Inc.

         (2) On January 15, 1991, the Board of Directors and sole Shareholder of the corporation unanimously adopted, by written consent, the following Amendment to the Articles of Incorporation changing the corporation's name to Stratus Fund, Inc.:

         Article 1 of the Articles of Incorporation is hereby amended and restated as follows:

                                  "ARTICLE 1.

         The name of this corporation is Stratus Fund, Inc."

         In witness whereof, the undersigned, president and assistant secretary of the corporation, have executed these Articles of Amendment to the Articles of Incorporation as of the 15th day of January, 1991.

                                    /s/ Michael C. Dunlap
                                   ----------------------------
                                   Michael C. Dunlap, President


                                    /s/ Jean Becker
                                   ----------------------------
                                   Jean Becker, Assistant Secretary

STATE OF NEBRASKA          )
                           ) ss.
COUNTY OF LANCASTER        )

     The foregoing instrument was acknowledged before me as of this 15th day of January, 1991, by Michael C. Dunlap, President.

                                    /s/ Janice R. Kinnan
                                   ----------------------------
                                           Notary Public

STATE OF NEBRASKA          )
                           ) ss.
COUNTY OF LANCASTER        )

         The foregoing instrument was acknowledged before me as of this 15th day of January, 1991, by Jean Becker, Assistant Secretary.

                                    /s/ John C. Miles
                                   ----------------------------
                                           Notary Public